Exhibit 10.9

EXECUTION COPY

DATE: 2 JUNE 2022

SEAMLESS GROUP INC.

(as the Grantor)

AND

NOBLE TACK INTERNATIONAL LIMITED

(as the Grantee)

OPTION DEED

FOR THE GRANT OF OPTION

Michael Li & Co

Room 901 & 19/F Prosperity Tower

39 Queen’s Road Central

Hong Kong

(CCL/KV/CN/2216763)

THIS OPTION DEED is dated 2 JUNE 2022

BETWEEN:

(1)	SEAMLESS GROUP INC., a company incorporated in the Cayman Islands with limited liability, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYl-1104, Cayman Islands (the “Grantor”); and

(2)	NOBLE TACK INTERNATIONAL LIMTIED, a company incorporated in the British Virgin Islands with limited liability, having its registered office at the office of Policullis (BVI) Limited, Policullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, T01tola, VGlll0, British Virgin Islands (the “Grantee”).

WHEREAS:

(A)	Dynamic Indonesia Holdings Limited (the “Company”) is a company incorporated in the Cayman Islands with limited liability and as at the date hereof, the authorised share capital of the Company is US$50,000 divided into 50,000 shares of a par value of US$1.00 each (each a “Share”).

(B)	As at the date of this Deed, Dynamic Investment Holdings Limited, a wholly owned subsidiary of the Grantor, and the Grantee as subscribers and the Company as issuer entered into a subscription agreement in relation to the subscription of a total of 5,000 new shares in the Company in five tranches (the”Subscription Agreement”).

(C)	The Grantee is a wholly owned subsidiary of Hang Tai Yue Group Holdings Limited (“Listco”), the issued shares of which are listed on GEM of The Stock Exchange of Hong Kong Limited (stock code: 8081).

(D)	The Grantor and the Grantee have agreed to enter into this Deed whereby the Grantor agreed to grant to the Grantee the right but not the obligation to require the Grantor (or its nominee) to acquire the Option Shares (as defined below) and the Shareholder’s Loan (as defined below) from the Grantee subject to and in accordance with the te1ms hereof.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Deed (including the Recitals and Schedules), unless the context requires otherwise, the following wor_dshall have the meanings ascribed to them below:

“Business Day”	a day (other than Saturday, Sunday or public holiday) on . which licensed banks are generally open for business in Hong Kong throughout their.normal business hours

“Completion”	completion of the sale and purchase of Option Shares and the assignment of the Shareholder’s Loan in accordance with the te1ms and conditions of this Deed

“Completion Date”	thedatefalling on the third Business Day after the date of the Option Notice

“Conve1tible Bonds”	the convertible bonds to be issued by the SPAC or the Grantor (as the case may be and to bedetermined by and at thediscretion ofthe Grantee), the agreed principal te1ms of which is set out in Schedule 2

“Deed of Assignment”	the deed of asignment to be entered into by the Grantor (or its nominee) and the Grantee in relation to the assignment of all or pait of the Shareholder’s Loan by the Grantee to the Grantor (or its nominee), the f01m of which is set out in Schedule 1

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Option”	the option granted by the Grantor to the Grantee and exercisable at the discretion of the Grantee to require the Grantor (or its nominee) to acquire the Option Shares and all or pait of the Shai·eholder’s Loan from the Grantee subject to and in accordance with the terms of this Deed

“Option Notice”	has the meaning ascribed thereto in Clause 3.2

“Option Period”	the period commencing on the date of this Deed and ending on the second anniversary of the date of this Deed (i.e. 2 June 2024)

“Option Price”	the pmchase price payable by the Grantor (or its nominee) upon the exercise of the Option by the Grantee to bedete1mined in accordance with Clause 2.3

“Option Shares”	all or pait of the Shares in the Company held by the Grantee upon the exercise of the Option

“Shareholder’s Loan”	the shareholder’s loan granted by the Grantee to the Company and in the total outstanding amount ofUS$2,050,000 as at the date ofthis Deed

“SPAC”	InFint Acquisition Corporation, a newly incroproated blank check company incorporated on 8 March 2021 as a Cayman Islands exempted company having its principal place of business based in the United States of America whose business purpose is to effect a business combination with one or more businesses

“this Deed”	this option deed for the grant of the Option

“US$”	US dollars, the lawful cunency of the United States of America

1.2	References herein to Clauses, Recitals and Schedule are to clauses in, recitals and schedule to, this Deed unless the context requires otherwise and the Schedule to this Deed shall be deemed to form pait of this Deed.

1.3	The expressions “Grantor” and “Grantee” shall, where the context pe1mits, include their respective successors and personal representatives.

1.4	The headings are inse1ted for convenience only and shall not affect the constmction of this Deed.

1.5	Unless the context requires otherwise, words imp01ting the singulai· include the plural and vice versa and words importing a gender include every gender and references to any person shall include an individual, film, body c01porate or uninc01porated.

1.6	References to times shall mean Hong Kong time unless otherwise stated.

2.	THE OPTION

2.1	The Grantor hereby grants to the Grantee the Option exercisable at the discretion of the Graritee to require the Grantor (or its nominee) to acquire the Option Shai·es and all or part of the Shareholder’s Loan from the Grantee subject to and in accordance with the terms of this Deed.

2.2	The Grantee has the discretion to dete1mine the number of Option Shares and the amount of the Shareholder’s Loan to be acquired by the Grantor (or its nominee) upon exercise of the Option and the Grantee shall notify the Grantor such number of Option Shares and amount of the Shareholder’s Loan to be acquired by the Grantor (or its nominee) in the Option Notice.

2.3	The Option Price payable by the Grantor (or its nominee) upon the Grantee exercising the Option shall be determined by the following formula:

Option Price= A+ interest on A at an interest rate of 12% per annum accruing from the date of this Deed up to the Completion Date + B + interest on B at an interest rate of 12 % per annum accruing from the date of grant of the Shareholder’s Loan up to the Completion Date

A = (US$2 million + the total subscription money paid by the Grantee for subscription of new Shares under the Subscription Agreement (if any)) x thenumber of Option Shares to be acquired by the Grantor / the total number of Shares held by the Grantee as at the date of the Option Notice

B = the principal amount of the Shareholder’s Loan to be acquired by the Grantor (or its nominee) upon exercise of the Option

2.4	The Option Price shall be settled by issue of Convertible Bonds (the agreed principal te1ms ofthe Convertible Bonds are set outin Schedule 2) by the SPAC (in such case, the Grantor has an obligation to procme the SPAC to issue the Conve1tible Bonds) or the Grantor. The Grantee has the discretion to determine the issuer of the· Conveitible Bonds and the Grantee shall notify the Grantor such issuer of the Conve1tible Bonds under the Option Notice.

3.	EXERCISE OF THE OPTION

3.1	The exercise of the Option is conditional upon all necessary consents, licenses and approvals (including but not limited to compliance with the requirements under the Rules Governing the Listing of Securities on GEM of The StockExchange of Hong Kong Limited) required to be obtained onthe prut of the Grantee and Listco having been obtained and remain in full force and effect.

3.2	Subject to the satisfaction of the condition in Clause 3.1, the Option may be exercised by and atthe discretion ofthe Grantee at any time during the Option Period by serving an option notice (the “Option Notice”) on the Grantor and the date of exercise of the Option shall be the date on which the Option Notice is despatched by the Grantee.

3.3	The Option may only be exercised once by the Grantee and the Option shall lapse after the service of the Option Notice to the Grantor by the Grantee in accordance with Clause 3.2.

4.	COMPLETION

4.1	Completion shall take place at 4:00 p.m. on the Completion Date, when all the acts and requirements set out in this Clause 4 shall be complied with.

4.2	At Completion, the Grantor (or its nominee) shall deliver to the Grantee all the followings:

(1)	a ce1tified tiue copy of the duly signed bond instiument of the Conve1tible Bonds and the definitive certificate(s) for the Convertible Bonds issued in favour of the Grantee, such certificate(s) shall have been duly signed and authenticated, in accordance with the terms and conditions of the Convertible Bonds;

(2)	copy, ce1tified as true and complete by a director of the issuer of the Conveitible Bonds, of resolutions of the board of directors of the issuer of the Conve1tible Bonds approving the issue of the Conve1tible Bonds, the definitive ceitificate(s) for the Convettible Bonds and other necessary documents and authorising a person or persons to execute the same (with seal, where appropriate) for and on its behalf;

(3)	the Deed of Assignment duly executed by the Grantor (or its nominee);

(4)	duly executed instrument of transfer in respect of the Option Shares by the Grantor (or its nominee); and

(5)	a copy, ceitified as trne and complete by a director of the Grantor (or its nominee), of resolutions of the boards of directors of the Grantor (or its nominee) approving the Deed of Assignment, instmment of transfer in respect of the Option Shares and the transactions contemplated thereunder and other documents necessary and authorising a person or persons to execute the same (with seal, where appropriate) for and on its behalf.

4.3	At Completion, the Grantee shall deliver to the Grantor (or its nominee) all the followings:

(1)	the Deed of Assignment duly executed by the Grantee;

(2)	duly executed instrument of transfer in respect of the Option Shares by the Grantee; and

(3)	a copy, ce1tified as tme and complete by a director of the Grantee, of resolutions of the boards of directors of the Grantee approving the Deed of Assignment, instmment of transfer in respect of the Option Shares and the transactions contemplated thereunder and other documents necessruy and authorising a person or persons to execute the same (with seal, where appropriate) for and on its behalf.

5.	FURTHER ASSURANCE

The Grantor unde1takes to the Grantee that it (or its nominee) will do all such acts and things and execute all such deeds and document as contemplated herein or otherwise as may be necessruy or desirable to cany into effect or to give legal effect to the provisions of this Deed and the transactions hereby contemplated.

6.	NOTICES

6.1	All notices or other communications required to be served or given pursuant to this Deed shall be in writing and delivered or sent to the pruties hereto by prepaid postage, (by ailmail ifto another country); facsimile transmission, email or personal delivery to its address or facsimile number or email address as set out below (or such other address or facsimile number or email address as the addressee has by five days’ prior written notice designated to the other party):

To the Grantor:	Seamless Group Inc.

	Address	21/F Olympia Plaza, 255
King’s Road, North Point, Hong Kong

	Fax Number	3951 6201
	Email	ronnie.hui@tngfintech.com
	Attention	Mr. Ronnie Hui

To the Grantee:	Noble Tack International Limited

	Address	9/F HKHC Tower, No. 241-243
Nathan Road, Jordan, Kowloon,
Hong Kong
	Email	karen.lam@hangtaiyue.com
	Fax Number	(852) 2353 5898
	Attention	Ms. Karen Lam

6.2	Each notice, demand or other communication given, made or serve under this Deed shall be deemed to have been given and received by the relevant party (i) within two (2) days after the date of posting, if sent by local mail; four (4) days after the date of posting, if sent by airmail; (ii) when delivered, if delivered by hand; and (iii) on despatch, if sent by facsimile transmission or email.

6.3	The Orantor inevocably appoints Dynamic FinTech Group (HK) Limited of 21/F Olympia Plaza, 255 King’s Road, Nmth Point, Hong Kong as its process agent to receive on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Company).

6.4	The Grantee in-evocably appoints Triple Alt Limited of9/F, HKHC Tower, No. 241- 243 Nathan Road, Jordan, Hong Kong as its process agent to receive on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is f )l’warded to and received by the Company).

7.	COSTS AND EXPENSES

Each paity shall bear its own costs and expenses (including legal fees) incurred by the Grantee and the Grantor in connection with the preparation, negotiation, execution and perfo1mance of this Deed.

8.	ASSIGNMENT

This Deed shall be binding on and shall enure for the benefit of each party’s successors and assigns and personal representatives (as the case may be), but no assignment may be made of any ofthe rights or obligations hereunder of either party without the prior written consent of the other party.

9.	THIRD PARTY RIGHTS

Unless expressly provided to the contrary in this Deed, a person who is not a patty to this Deed shall have no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any of the te1ms of this Deed, and whether so provided in this Deed or not, no consent of third party is required for the amendment to (including the waiver or compromise of any obligation), rescission of or termination of this Deed.

10.	GOVERNING LAW AND JURISDICTION

This Deed shall be governed by and constrned in accordance withthe laws of Hong Kong. Each of the pa1iies hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong.

SCHEDULE l

FORM OF DEED OF ASSIGNMENT

DATE:[*)

NOBLE TACK INTERNATIONAL LIMITED

(as Assignor)

AND

DYNAMIC INVESTMENTS HOLDINGS LIMITED (as the Assignee)

AND

DYNAMIC INDONES_IA HOLDINGS LIMITED

(as the Company)

DEED OFASSIGNMENT

Michael Li & Co

Room 901 & 19/F Prosperity Tower

39 Queen’s Road Central

Hong Kong

(CCL/KV/CN/2216763)

THIS DEED OFASSIGNMENT is dated [*] 2022

BETWEEN:

(1)	NOBLE TACK INTERNATIONAL LIMTIED, a company incorporated in the British Virgin Islands with limited liability, having its registered office at the office of Portcullis (BVI) Limited, Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, T01iola, VGlll0, British Virgin Islands (the “Assignor”);

(2)	DYNAMIC INVESTMENTS HOLDINGS LIMITED, a company incorporated in the Cayman Islands with limited liability, having its registered office at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KYl-1209, Cayman Islands(the “Assignee”); and

(3)	DYNAMIC INDONESIA HOLDINGS LIMTIED, a company incorporated in the Cayman Islands with limited liability, having itsregistered office at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue,PO Box 32311, Grand CaymanKYl-1209, Cayman Islands (the”Company”).

WHEREAS:

(A)	As at the date hereof, the Company is indebted to the Assignor in the sum of US$2,050,000 (the “Debt”).

(B)	The paiiies hereto have agreed to enter into this Deed of Assignment.

NOW THIS ASSIGNMENT WITNESSES AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Deed of Assignment, the expression “this Deed of Assignment” shall mean this Deed of Assignment, as amended from time to time.

1.2	The headings of this Deed of Assignment are inse1ied for convenience only and shall be ignored in construing this Deed of Assignment. Unless the context otherwise requires, references in this Deed of Assignment to the singular shall be deemed to include references tothe plural and vice versa; references to one gender shall include all genders and reference to any person shall include an individual, firm, body corporate or unincorporate.

2.	ASSIGNMENT OF I)EBT

In consideration of the value received (the receipt whereof the Assignor hereby acknowledges), the Assignor hereby assigns to the Assignee all its rights, titles, benefits and interests in the Debt and TO HOLD the same unto the Assignee absolutely.

3.	ACKNOWLEDGEMENT BY THE COMPANY

3.1	The Company hereby aclmowledges receipt of the notice of assignment of the Debt in the manner provided in this Deed of Assignment.

3.2	The Company further acknowledges and confirms that it will pay to the Assignee or as it may direct all sums in respect of the Debt at any time upon receipt of any instructions or notices from the Assignee.

4.	FURTHER ASSURANCE

The Assignor shall execute and do all such assurances, acts, deed and things as the Assignee may require and procure other relevant parties so to do for perfecting, preserving and protecting the assignment of the Debt as herein provided and for perfecting, preserving or protecting all or any of the rights, powers or remedies confened hereby.

5.	ASSIGNS

This Deed of Assignment shall enure to the benefit of and be binding on each party and its respective successors and permitted assigns provided that none of the parties hereto shall assign or transfer or purport to assign or transfer any of its rights or obligations hereunder without the consent of the other paities hereto.

6.	GOVERNING LAW AND JURISDICTION

6.1	This Deed of Assignment shall be governed by and construed in accordance with the laws for the time being in force in Hong Kong (“Hong Kong”) Special Administrative Region of the People’s Republic of China.

6.2	The parties hereto hereby iITevocably submit to the non-exclusive jurisdiction of the comts of Hong Kong.

6.3	Unless expressly provided to the contrary in this Deed of Assignment, a person who is not a patty to this Deed of Assignment shall have no right under the Contracts (Rights of Third Patties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any of the terms of this Deed of Assignment, and whether so provided in this Deed of Assignment or not, no consent of third patty is required for the amendment to (including the waiver or compromise of any obligation), rescission of or termination of this Deed of Assignment.

IN WITNESS WHEREOF this Assignment has been duly executed by all patties hereto the day and year first above written.

THE ASSIGNOR

EXECUTED as a DEED	)
by	)
for and on behalf of	)
NOBLE TACK INTERNATIONAL	)
LIMTIED	)
)
in the presence of:	)

THE ASSIGNEE

EXECUTED as a DEED	)
)
for and on behalf of	)
DYNAMIC INVESTMENTS HOLDINGS	)
LIMITED	)
)
in the presence of:	)

THE COMPANY

EXECUTED as a DEED	)
)
for and on behalf of	)
DYNAMIC INDONESIA HOLDINGS	)
LIMTIED	)
)
in the presence of:	)

SCHEDULE 2

Principal terms of the Conveitible Bonds

1.	Issuer	The SPAC or Seamless Group Inc. (to be determined by the Grantee) (the “Issuer”)

2.	Subscriber	Noble Tack International Limited (the “Subscriber”)

3.	Principal amount	Equivalent to the Option Price

The Conve1tible Bonds are issued in registered form in the denomination of US$100,000 each (or the multiples thereof), save that if the outstanding amount of the Conve1tible Bonds to be issued is less than US$100,000, the Conve1tible Bonds may be issued in such amount

4.	Conversion Shares	Number of Conversion Shares = the principal amount of the Conve1tible Bonds/ US$400 million or the then valuation of the Issuer to be conducted by an independent professional valuer and mutually agreed by the Issuer and the Subscriber, whichever is the higher x the then total issued shares of the Issuer as enlarged by the issue of Conversion Shares

The Conversion Shares will be issued free from any encumbrances or third pa1ty rights of any kind and upon issue will rank pari passu in all respects with each other and with the shares of the Issuer in issue in accordance with the memorandum and articles of association of the Issuer

5.	Conversion price	Conversion price = the principal amount of the Convertible Bonds / the number of Conversion Shares

6.	Interest rate	12% per annum on the principal amount of the Conve1tible Bonds and will be payable by the Issuer half yearly

7.	Maturity date	the second anniversary from the date of issue of the Conve1tible Bonds

8.	Conversion Period	The Convertible Bonds are convertible at any time from the issue date but no later than eight months from the date of completion of the merging of Seamless Group Inc. with the SPAC or the listing of Seamless Group Inc. on any securities market in Hong Kong or overseas

9.	Ranking of the Convertible Bonds	The Conve1tible Bonds constitute general and unsecured obligations of the Issuer and rank (subject to any obligations preferred by mandatory provisions of law) equally and without any reference amongst themselves

10.	Covenants	The Issuer to undertake and covenant that so long as any conversion right remains exercisable, it will save with the approval of the Subscriber comply with the following covenants:

(i)	maintain sufficient unissued share capital for the issue of Conversion Shares;
(ii)	anti-dilution (i.e. not to issue further secmities);
(iii)

not in any way modify the rights attaching to the shares of the Issuer with respect to voting, dividends or liquidation nor issue any other class of equity share capital car1ying any rights which are more favourable than the rights attaching to the share of the Issuer; and

(iv)	to provide to the Subscriber a copy of its consolidated financial statements including balance sheet and profit and loss account half- yearly;
(v)	not to dispose of its businesses or assets; and
(vi)	such other covenants as may be required by the Subscriber.

11.	Events of default	Upon the occurrence of any of the following events, the Subscriber has the right to demand the Company to redeem the Conve1tible Bonds togeth_er with all outstanding accrued interest:

(i)	payment default;
(ii)	default by the Issuer in the perfo1mance or observance of any covenant, condition or provision contained in the Convertible Bonds;
(iii)	a resolution is passed or an order is made that the Issuer be wound up or dissolved or the Issuer disposes of all its assets;
(iv)	the Issuer becomes insolvent or is unable to pay its debts as and when they fall due or stops or suspends making payments with respect to all or any class of debts;
(v)	the Issuer ceases to cany on all or substantially all of its business or operations.

12.	Transferability	Freely transferable in whole multiple ofUS$100,000 (or such lesser amount as may represent the entire Convertible Bonds)

13.	Voting rights	The holder of the Convertible Bonds will not be entitled to attend or vote at any general meeting of the Issuer by reason only of it being the holder of the Conve1tible Bonds

14.	Redemption	On the maturity date, the outstanding principal amount of the Conve1tible Bonds, unless previously conve1ted into shares, together with the interest accrued thereon, be repaid to the Subscriber

At any time after three months of the issuance of the Convertible Bonds, the Subscriber may at its discretion request the Issuer to redeem the outstanding principal amount of the Conve1tible Bonds at a redemption amount equal to 100% of the principal amount of the Convertible Bonds together with the outstanding interest accrned thereon by serving at least 30 days’ prior written notice to the Issuer

15.	Governing Law	The laws of Hong Kong SAR

IN WITNESS WHEREOF this Deed has been executed by all parties hereto the day and year first above written.

THEGRANTOR

EXECUTED as a DEED	)
by KONG King Ong Alexander	)
/s/ KONG King Ong Alexander

for and on behalf of	)
SEAMLESS GROUP INC	)
)
in the presence of:	)
Li Ho Sau
/s/ Li Ho Sau

THE GRANTEE

EXECUTED as a DEED	)
by Lam Ching Yee	)
/s/ Lam Ching Yee
for and on behalf of	)
NOBLE TACK INTERNATIONAL	)
LIMTIED	)
)
in the presence of: Chiu Lap Yan	)

/s/ Chiu Lap Yan

IN WITNESS WHEREOF this Deed has been executed by all pmiies hereto the day and year first above written.

THEGRANTOR

EXECUTED as a DEED	)
by	)
for and on behalf of	)
SEAMLESS GROUP INC	)
)
in the presence of:	)

THE GRANTEE

EXECUTED as a DEED	)
by Lam Ching Yee	)
/s/ Lam Ching Yee
for and on behalf of	)
NOBLE TACK INTERNATIONAL	)
LIMTIED	)
)
in the presence of: Chiu Lap Yan	)

/s/ Chiu Lap Yan

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